UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event         Commission File Number: 0-20707
reported): January 9, 1998


                     COLONIAL REALTY LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)



                Delaware                              63-1098468
        (State of organization)                      (IRS Employer
                                                Identification Number)

        2101 Sixth Avenue North                          35203
               Suite 750                              (Zip Code)
          Birmingham, Alabama
(Address of principal executive offices)

                                (205) 250-8700
             (Registrant's telephone number, including area code)

                     COLONIAL REALTY LIMITED PARTNERSHIP


Item 5. Other Events


     Colonial Realty Limited Partnership (CRLP), a Delaware limited partnership, is the Operating Partnership of Colonial Properties Trust, an Alabama real estate investment trust whose common shares are listed on the New York Stock Exchange under the symbol CLP. CRLP owns and operates commercial real estate in the southern United States. Since December 31, 1997, CRLP has acquired two office properties in Alabama, one multifamily apartment community in South Carolina, and a retail property in Florida (the Acquired Properties). The following is a summary of the material terms of the transactions.

In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to the retail property in Florida are being filed to keep CRLP's shelf registration statements current.

Terms of Acquisition

The four Acquired Properties during 1998 contain a total of 200 apartment units,
1.1 million square feet of retail space, and 339,000 square feet of office space and were purchased at a combined purchase price of $144.7 million. The acquisitions increase CRLP's multifamily portfolio to 14,003 apartment units, increase CRLP's retail portfolio to 11.6 million square feet, and increase CRLP's office portfolio to 2.2 million square feet. In connection with the acquisition of one of the Acquired Properties, CRLP assumed an existing mortgage totaling $5.7 million. The remainder of the purchase price of the Acquired Properties was financed through advances on CRLP's unsecured line of credit.

Description of
Acquired Properties

Perimeter Corporate Park--Huntsville, Alabama

On January 9, 1998, CRLP acquired Perimeter Corporate Park, an office park comprised of two multi-tenant buildings in Huntsville, Alabama totaling 233,000 square feet of leasable area. Major tenants include Mevatec, Schafer Corporation, Computer Systems Technology, EER Systems Corporation, and Silicon Graphics. The purchase price of $19.5 million was funded through the assumption of $5.7 million of debt and an advance on CRLP's unsecured line of credit.

 Independence Plaza--Birmingham, Alabama

On January 15, 1998, CRLP acquired Independence Plaza, a 106,000 square foot office building in Birmingham, Alabama, for a purchase price of $7.5 million. Major tenants include AmSouth Bank, Cooney, Rikard & Curtain (an insurance firm) and Wall Street Deli (executive offices). The entire purchase price was funded through an advance on CRLP's unsecured line of credit.

Ashley Plantation--Bluffton, South Carolina

On May 1, 1998, CRLP acquired Ashley Plantation, a 200-unit apartment complex developed in 1997 on approximately 21 acres of land in Bluffton, South Carolina. The average unit size is 1,026 square feet, and the average unit market rent is $768 per month. The purchase price of $13.7 million was financed through an advance on CRLP's unsecured line of credit.

Orlando Fashion Square--Orlando, Florida

 On May 29, 1998, CRLP acquired Orlando Fashion Square, a 1.1 million square foot regional mall (including 361,000 square feet of tenant-owned space) in Orlando, Florida, for a total purchase price of $104 million. The mall anchors include Burdine's, Sears, Gayfers, JC Penney and General Cinemas. The entire purchase price was funded through an advance on CRLP's unsecured line of credit.

                     COLONIAL REALTY LIMITED PARTNERSHIP


Item 7.     Financial Statements and Exhibits


(a)   Financial Statements of Businesses Acquired

                                                                  Page
      Historical Summary of Revenues and Direct
      Operating Expenses of Orlando Fashion Square...................5

 (b)  Pro Forma Financial Information................................9

 (c)   Exhibits

      23.1  Letter re:  Consent of Independent Accountants...........18

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Colonial Properties Holding Company, Inc.

We have audited the Historical Summary of Revenues and Direct Operating Expenses of the Orlando Fashion Square (the Property) as defined in Note 1 for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Colonial Realty Limited Partnership, and is not intended to be a complete presentation of the revenues and expenses of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Orlando Fashion Square for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
May 14, 1998

                           THE ORLANDO FASHION SQUARE
                              HISTORICAL SUMMARY OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              _____________________

                                                                   For the
                                                                 Year Ended
                                                             December 31, 1997
                                                                -----------



Revenues:
     Base and percentage rents .............................   $10,066,974
     CAM reimbursements ....................................     4,154,930
     Other .................................................       159,643
                                                               -----------

                                                                14,381,547
                                                               -----------

Direct operating expenses:
     General operating expenses ............................     1,844,340
     Salaries and benefits .................................     1,052,769
     Repairs and maintenance ...............................       534,102
     Taxes, licenses, and insurance ........................     1,851,015
                                                               -----------

                                                                 5,282,226
                                                               -----------

Excess of revenues over direct operating expenses ..........   $ 9,099,321
                                                               ===========



 See Notes to Historical Summary of Revenues and Direct Operating Expenses.

                          THE ORLANDO FASHION SQUARE
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

      Description--The accompanying Historical Summary consists of the revenues and direct operating expenses of the Orlando Fashion Square, a retail mall (the Property) located in Orlando, Florida. Colonial Realty Limited
      Partnership purchased the Property for a total of approximately $104 million.

      Basis of Presentation--The Historical Summary of Revenues and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state, and local income taxes.

      Income Recognition--Rental income attributable to leases is recognized on a straight-line basis over the terms of the leases.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

2.    Leasing Operations

     Minimum base rentals to be received in future periods under noncancelable operating leases extending beyond one year at December 31, 1997, are as follows:

1998                  $ 9,436,458
1999                    9,170,007
2000                    8,748,680
2001                    8,173,462
2002                    6,320,872
Thereafter             23,344,602
                      ------------

                     $ 65,194,081
                     ============

                          THE ORLANDO FASHION SQUARE
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES

3.    Ground Lease Commitment

      The Property leases the land on which it is located. The lease expires in November 2092. The annual ground rent expense consists of fixed minimum annual rent (MAR) plus additional rent, as defined in the lease and related amendments. The additional rent consists of 5% of MAR, 10% of the excess of renewal rents over initial MAR, 10% of the percentage rents paid by tenants who also pay MAR and 7.5% of the percentage rents paid by tenants who do not pay MAR. The minimum annual rent payments are equal to the average minimum base rents due over the immediately preceding 3 years provided that such payments not decline more than $10,000 from one year to the next nor decline for three consecutive years. In 1997, ground rent expense of $539,414 was recorded as a component of general operating expenses.

                       COLONIAL REALTY LIMITED PARTNERSHIP
                             PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed balance sheet reflects significant transactions effected by CRLP after March 31, 1998, including the purchase of two of the four Acquired Properties, and an offering of common securities to the public by Colonial Properties Trust.

This unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of the actual financial position of CRLP had the transactions been completed as of March 31, 1998, nor does it purport to represent the future financial position of CRLP. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the information appearing in CRLP's 1997 Financial Statements as filed with the Securities and Exchange Commission on Form 10-K and the notes thereto and with CRLP's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                       Colonial Realty Limited Partnership
                 Pro Forma Consolidated Condensed Balance Sheet
                                 March 31, 1998
                                 (In Thousands)
                                   (Unaudited)


                                                           Colonial Realty            Colonial Realty
                                                              Limited          Pro        Limited
                                                            Partnership       Forma    Partnership
                                                             Historical   Adjustments    Pro Forma
                                                            -----------   -----------   -----------
                                                                 (A)            (B)
ASSETS
Land, buildings, & equipment, net ......................   $ 1,337,028    $   117,700    $ 1,454,728
Undeveloped land and construction in progress ..........        64,117                        64,117
Cash and equivalents ...................................         3,143                         3,143
Restricted cash ........................................         2,678                         2,678
Accounts receivable, net ...............................         7,012                         7,012
Prepaid expenses .......................................         2,886                         2,886
Notes receivable .......................................           542                           542
Deferred debt and lease costs ..........................         6,942                         6,942
Investments ............................................           (32)                          (32)
Other assets ...........................................         5,052                         5,052
                                                           -----------    -----------    -----------
                                                           $ 1,429,368    $   117,700    $ 1,547,068
                                                           ===========    ===========    ===========

LIABILITIES AND PARTNERS' CAPITAL
Notes and mortgages payable ............................   $   695,034    $    30,839    $   725,873
Accounts payable .......................................         3,825                         3,825
Accrued interest .......................................         7,949                         7,949
Accrued expenses .......................................         6,001                         6,001
Tenant deposits ........................................         3,877                         3,877
Unearned rent ..........................................         2,822                         2,822
                                                           -----------    -----------    -----------
     Total liabilities .................................       719,508         30,839        750,347
                                                           -----------    -----------    -----------

Redeemable units, at redemption value ..................       319,456         86,861        406,317
                                                           -----------    -----------    -----------

Partners' capital, excluding redeemable units ..........       390,404                       390,404
                                                           -----------    -----------    -----------

                                                           $ 1,429,368    $   117,700    $ 1,547,068
                                                           ===========    ===========    ===========


                       COLONIAL REALTY LIMITED PARTNERSHIP
                         NOTES TO PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                   (Unaudited)


(A) Reflects the historical financial position of CRLP as of March 31, 1998 as presented in CRLP's Form 10-Q as filed with the Securities and Exchange Commission.

(B) Includes the acquisition of two of the four Acquired Properties; Ashley Plantation for a purchase price of $13.7 million, and the Orlando Fashion Square for a purchase price of $104.0 million. These property acquisitions were financed through advances on CRLP's unsecured line of credit. The remaining two Acquired Properties were purchased prior to March 31, 1998, and therefore are already included in the March 31, 1998 historical results. Also includes the cash contributions received from Colonial Properties Trust's equity issuance of 3,046,400 common shares of beneficial interest issued in April and May 1998. The net proceeds of the equity offerings were used to repay outstanding indebtedness.

                       COLONIAL REALTY LIMITED PARTNERSHIP
                        PRO FORMA CONSOLIDATED CONDENSED
                            STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1997 and
                      the Three Months Ended March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed statements of operations reflect significant transactions effected by CRLP during 1997 and 1998 which includes the purchase of the four Acquired Properties mentioned elsewhere herein. In addition to the Acquired Properties, the following significant transactions are reflected in the unaudited pro forma consolidated condensed statements of operations: (i) CRLP's cash contributions received from Colonial Properties Trust's equity offerings completed in February, March, April and May 1998, and January, July, November and December 1997 (ii) CRLP's debt offerings completed in January, July, August and September 1997 and (iii) CRLP's 1997 acquisition and disposition activity, which included the acquisition of 25 properties, the disposition of seven properties, and the purchase of additional interests in two properties (the 1997 Properties) which are discussed in CRLP's filings on Forms 8-K filed on July 21, 1997, September 17, 1997, and December 10, 1997. The pro forma effects of all such transactions are included in the unaudited pro forma consolidated condensed statements of operations assuming the transactions had occurred as of January 1, 1997 and assuming CRLP used the proceeds of the equity and debt offerings to repay outstanding indebtedness (see notes to unaudited pro forma consolidated condensed statements of operations).

These unaudited pro forma consolidated condensed statements of operations are not necessarily indicative of the actual results of operations had the transactions been completed as of January 1, 1997, nor do they purport to represent the future results of the operations of CRLP. CRLP is not aware of any material factors relating to the Acquired Properties, other than as disclosed in the footnotes to the unaudited pro forma consolidated condensed statements of operations, which would cause the combined historical summaries of revenues and direct operating expenses not to be necessarily indicative of future operating results.

The unaudited pro forma consolidated condensed statements of operations and related notes should be read in conjunction with the information appearing in CRLP's 1997 Financial Statements as filed with the Securities and Exchange Commission on Form 10-K and the notes thereto and with CRLP's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                       Colonial Realty Limited Partnership
            Pro Forma Consolidated Condensed Statements of Operations
                      For the year ended December 31, 1997
                      (In Thousands, Except Per Unit Data)
                                   (Unaudited)


                                              For the year ended December 31, 1997
                                              ------------------------------------
                                             Colonial Realty          Colonial Realty
                                                Limited         Pro     Limited
                                              Partnership      Forma   Partnership
                                               Historical   Adjustments Pro Forma
                                               ---------    ---------   ---------
                                                  (A)          (B)
Revenues:
     Rent ...................................   $ 178,158    $  49,409   $ 227,567
     Other ..................................       5,968          354       6,322
                                                ---------    ---------   ---------
         Total revenue ......................     184,126       49,763     233,889
                                                ---------    ---------   ---------

Property operating expenses:
     General operating expenses .............      12,603        3,238      15,841
     Salaries and benefits ..................      10,283        1,673      11,956
     Repairs and maintenance ................      18,669        4,992      23,661
     Taxes, licenses and insurance ..........      15,578        4,008      19,586
General and administrative ..................       6,448           44       6,492
Depreciation ................................      31,956        9,672      41,628
Amortization ................................       1,322           91       1,413
                                                ---------    ---------   ---------
         Total operating expenses ...........      96,859       23,718     120,577
                                                ---------    ---------   ---------
         Income from operations .............      87,267       26,045     113,312
                                                ---------    ---------   ---------

Other income (expense):
     Interest expense .......................     (40,496)        (685)    (41,181)
     Income from equity investments .........         502         (358)        144
     Gains from sales of property ...........       2,567          -0-       2,567
                                                ---------    ---------   ---------
         Total other expense ................     (37,427)      (1,043)    (38,470)
                                                ---------    ---------   ---------

     Income before extraordinary items ......      49,840       25,002      74,842
Extraordinary loss from debt extinguishment .      (3,650)       3,650         -0-
                                                ---------    ---------   ---------

     Net income .............................   $  46,190    $  28,652   $  74,842
Preferred distributions .....................       1,671        9,267      10,938
                                                ---------    ---------   ---------

     Net income available to unitholders ....   $  44,519    $  19,385   $  63,904
                                                =========    =========   =========

Net income per unit - basic and diluted .....   $    1.55                $    1.78
                                                =========                =========

Units outstanding ...........................      28,719                   35,890
                                                =========                =========

                       Colonial Realty Limited Partnership
            Pro Forma Consolidated Condensed Statements of Operations
                    For the three months ended March 31, 1998
                      (In Thousands, Except Per Unit Data)
                                   (Unaudited)


                                              For the three months ended March 31, 1998
                                              -----------------------------------------
                                              Colonial Realty         Colonial Realty
                                                Limited        Pro      Limited
                                              Partnership     Forma    Partnership
                                               Historical  Adjustments  Pro Forma
                                                --------    --------   --------
                                                  (A)            (B)
Revenues:
     Rent ....................................  $ 56,124    $  3,774   $ 59,898
     Other ...................................     2,186          36      2,222
                                                --------    --------   --------
         Total revenue .......................    58,310       3,810     62,120
                                                --------    --------   --------

Property operating expenses:
     General operating expenses ..............     4,310         225      4,535
     Salaries and benefits ...................     2,869         157      3,026
     Repairs and maintenance .................     5,746         422      6,168
     Taxes, licenses and insurance ...........     4,854         323      5,177
General and administrative ...................     2,554         -0-      2,554
Depreciation .................................    10,161         952     11,113
Amortization .................................       337           4        341
                                                --------    --------   --------
         Total operating expenses ............    30,831       2,083     32,914
                                                --------    --------   --------
         Income from operations ..............    27,479       1,727     29,206
                                                --------    --------   --------

Other income (expense):
     Interest expense ........................   (12,579)         97    (12,482)
     Income from equity investments ..........         9         -0-          9
     Gains (losses) from sales of property ...       (32)        -0-        (32)
                                                --------    --------   --------
         Total other expense .................   (12,602)         97    (12,505)
                                                --------    --------   --------

     Income before extraordinary items .......    14,877       1,824     16,701
Extraordinary loss from debt extinguishment ..      (395)        395        -0-
                                                --------    --------   --------

     Net income ..............................  $ 14,482    $  2,219   $ 16,701
Preferred distributions ......................     2,734         -0-      2,734
                                                --------    --------   --------

     Net income available to unitholders .....  $ 11,748    $  2,219   $ 13,967
                                                ========    ========   ========

Net income per unit - basic and diluted ......  $   0.37               $   0.39
                                                ========               ========

Units outstanding ............................    31,440                 35,890
                                                ========               ========

                       COLONIAL REALTY LIMITED PARTNERSHIP
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(A) Reflects CRLP's historical results of operations for the year ended December 31, 1997, as presented in CRLP's 1997 Financial Statements as filed with the Securities and Exchange Commission on Form 10-K and CRLP's historical results of operations for the three months ended March 31, 1998 as presented in CRLP's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q.

(B) Reflects the operating results of the four properties acquired during 1998 as mentioned elsewhere herein, and the 1997 Properties, as discussed in CRLP's Forms 8-K filed on July 21, 1997, September 17, 1997, and December 10, 1997. The results included as pro forma adjustments for these properties include those operating results of the properties for the respective periods during which CRLP did not own the properties. This column also reflects the net effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

     Included elsewhere herein is the Historical Summary of Revenues and Direct Operating Expenses for one of the Acquired Properties. The pro forma statements of operations include certain adjustments made to this historical summary as presented in the following table.

                                                 For the
                                               Year Ended
                                              December 31,
                                                  1997
                                                   (in
                                               thousands)
                                              --------------
        Excess of revenues over direct
           operating expenses (1)
           Orlando Fashion Square                 $   9,099
           Other properties                          26,709
                                              -------------
                                                     35,808
        Less (plus):
           Depreciation and                           9,763
        amortization of property (2)
           Interest on acquisition
        financing, net of                               685
                 savings from debt
        and equity offerings (3)
           Other adjustments                        (3,292)
                                              -------------

        Pro forma income                          $  28,652
                                              =============

     (1) The excess of revenues over direct operating expenses is based upon historical operations for the properties acquired during 1997 and 1998 for the year ended December 31, 1997, as contained in the Historical Summary of Revenues and Direct Operating Expenses included elsewhere herein for the property whose December 31, 1997 financial results have been audited.

     (2) The asset basis used in the computation of depreciation includes a preliminary allocation of the purchase price to land, land improvements, building, and personal property, plus acquisition costs to date. Such allocation may be adjusted pending receipt of additional information. Depreciation has been computed using the straight line method with cost recovery periods of 7 to 40 years.

     (3) Includes interest expense incurred from sources of funds used to finance the acquisition of the Acquired Properties including advances on CRLP's unsecured line of credit, net of the effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                 By: Colonial Properties Holding Company, Inc.
                                           its general partner




Date:  June 11, 1998                /s/ Howard B. Nelson, Jr.
                                    -------------------------
                                    Howard B. Nelson, Jr.
                                    Chief Financial Officer
                                    (Duly Authorized Officer
                                    and Principal Financial Officer)

                                                            Exhibit 23.1





                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Colonial Realty Limited Partnership on Form S-3 related to the Shelf Registration dated October 25, 1996 (File No. 333-14401); and Form S-3 related to the Shelf Registration dated December 11, 1997 (File No. 333-42049)of our report dated May 14, 1998 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of the Orlando Fashion Square, which report is included in this Form 8-K.



                                             /s/ Coopers & Lybrand L.L.P.
                                                 COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
June 11, 1998









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